Exhibit 99.1

BIORA THERAPEUTICS ANNOUNCES CLOSING OF $8 MILLION REGISTERED DIRECT OFFERING OF COMMON STOCK AND WARRANTS PRICED AT-THE-MARKET UNDER NASDAQ RULES

SAN DIEGO, June 14, 2023 (GLOBE NEWSWIRE) – Biora Therapeutics, Inc. (“Biora” or the “Company”) (Nasdaq: BIOR), a biotech company that is reimagining therapeutic delivery, today announced the closing of its previously announced registered direct offering of an aggregate of 1,509,434 shares of the Company’s common stock at an offering price of $5.30 per share of common stock and concurrent private placement of warrants to purchase up to 3,018,868 shares of common stock. The warrants have an exercise price of $5.05 per share, are exercisable upon issuance, and will expire three years following the date of issuance.

The gross proceeds of the offering of shares, before deducting placement agent’s fees and other offering expenses, were approximately $8,000,000.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

Biora intends to use the net proceeds from this offering to support its operations, invest in research and development with respect to its oral biotherapeutics platform, and for working capital and general corporate purposes.

A shelf registration statement relating to the offered shares of common stock was filed with the Securities and Exchange Commission (“SEC”) on July 30, 2021 and was declared effective on August 6, 2021. The offering of the shares of common stock was made only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. A prospectus supplement and accompanying prospectus relating to the offering of shares of common stock was filed with the SEC. Electronic copies of the prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The warrants described above were issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Biora

Biora Therapeutics is the biotech company that is reimagining therapeutics. By creating innovative smart pills designed for targeted drug delivery to the GI tract, and systemic, needle-free delivery of biotherapeutics, the Company is developing therapies to improve patients’ lives.

Biora is focused on development of two therapeutics platforms: the NaviCap™ targeted oral delivery platform, which is designed to improve outcomes for patients with inflammatory bowel disease through treatment at the site of disease in the gastrointestinal tract, and the BioJet™ systemic oral delivery platform, which is designed to replace injection for better management of chronic diseases through needle-free, oral delivery of large molecules.

This press release contains “forward-looking statements” that involve a number of risks, uncertainties and assumptions. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” “target,” “forecast,” or “opportunity,” the negative of these words or other similar words. Similarly, statements that describe our plans, strategies, intentions, expectations, objectives, goals or prospects and other statements that are not historical facts are also forward-looking statements. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including statements regarding the use of proceeds in the offering. Such risks, uncertainties, and other factors include, among others, risks and uncertainties related to market and other conditions that may affect the Company’s ability to innovate in the field of therapeutics, the Company’s ability to make future filings and initiate clinical trials on expected timelines or at all, the Company’s ability to obtain and maintain regulatory approval or clearance of its products on expected timelines or at all, the Company’s plans to research, develop, and commercialize new products, the unpredictable relationship between preclinical study results and clinical study results, the Company’s expectations regarding opportunities with current or future pharmaceutical collaborators, the Company’s ability to raise sufficient capital to achieve its business objectives, and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC and other subsequent documents, including Quarterly Reports, that the Company files with the SEC.

Biora Therapeutics expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Chuck Padala

Managing Director, LifeSci Advisors

IR@bioratherapeutics.com

(646) 627-8390

Media Contact:

media@bioratherapeutics.com